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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 16, 2004

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                     1-9210              95-4035997
  (State or other jurisdiction        (Commission         (I.R.S. Employer
        of incorporation)             File Number)       Identification No.)

              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                             90024
      (Address of principal executive offices)                 (ZIP code)

               Registrant's telephone number, including area code:
                                 (310) 208-8800

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 8 - OTHER EVENTS

Item 8.01.  Other Events
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On September 16, 2004, Occidental Exploration and Production Company (OEPC),
Occidental Petroleum Corporation's operating subsidiary in Ecuador, received formal notification from Petroecuador, the state oil company of Ecuador, initiating proceedings to determine if OEPC violated the Hydrocarbons Law and its Participation Contract for Block 15 with Petroecuador and whether such alleged violations constitute grounds for terminating the Participation Contract.

Occidental believes that it has complied with all material obligations under the Participation Contract and that any termination of the Participation Contract by Ecuador based upon these stated allegations would be unfounded and would constitute an unlawful expropriation under international treaties.

ECUADOR VAT DISPUTE. On July 13, 2004, a tribunal of international arbitrators formed under the US-Ecuador Bilateral Investment Treaty issued its unanimous decision awarding approximately $75 million as compensation for value added tax
(VAT) refunds from the company's Block 15 operations in Ecuador that were held to be wrongfully withheld by the Ecuadorian Government through December 31, 2003. The tribunal's decision also indicated that similar VAT refunds should be paid going forward. Ecuador appealed the tribunal's decision. Ecuadorian press reports have indicated that Ecuador's Attorney General assembled a team to review OEPC's Participation Contract immediately after the tribunal issued its award.

TRANSACTION WITH AEC IN 2000. One of the principal allegations in Petroecuador's notice relates to the fact that OEPC did not obtain government approval of a farmout agreement entered into in the year 2000 by OEPC with AEC Ecuador Ltd.
(AEC), a subsidiary of EnCana Corporation. This agreement, which was structured in two phases and was separate and apart from the Participation Contract, established certain rights and obligations strictly between OEPC and AEC. In the initial phase, AEC received a 40% economic interest, vis-a-vis OEPC, in relation to the Participation Contract. In the subsequent phase, which is expressly subject to receipt of all governmental approvals, AEC could earn legal title to 40% of the Participation Contract, after complying with certain payment obligations over a four-year period.

In October 2000, Occidental met with the Ecuadorian Minister of Energy and Mines and explained the two-step structure of the transaction. Occidental and the Minister then exchanged correspondence on the transaction. Occidental understood that the Minister did not have any objection to the transaction with AEC and that only the second step of the transaction required Government consent. In accordance with Occidental's understanding of the instructions of the Minister and with the completion of AEC's payment obligations, in July 2004 Occidental formally requested the Government's approval to transfer legal title to 40% of the Participation Contract to AEC. Occidental will complete the second step of the AEC transaction only at such time as the Government approves the transfer of legal title.


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Under the terms of the Participation Contract entered into in 1999, OEPC has the right and obligation to explore and develop the crude oil resources in Block 15. OEPC is required to pay 100% of all capital expenditures and operating costs related to Block 15, including all taxes, and bears 100% of the risks involved in the development of Block 15, including all operational and reserve risk. In exchange, OEPC receives a variable share of Block 15 crude oil production.
During the first phase of the AEC transaction, OEPC has remained as the only party with rights under, and responsibility for the performance of all obligations derived from, the Participation Contract. AEC is not a party to the Participation Contract, has no rights against Petroecuador under the agreement, and has no obligations to Petroecuador. OEPC remains the operator of and has made all investments and paid all taxes in Ecuador (including income tax, production tax and exportation tax) relating to Block 15. Occidental guarantees the performance of all of the obligations under the Participation Contract.

OEPC has recorded 100% of the investments and 100% of the revenues, costs and expenses related to Block 15 in its Ecuadorian statutory accounts. Occidental Petroleum Corporation's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, appropriately reflect Occidental's 60% economic interest.

OTHER ALLEGED VIOLATIONS. With respect to the other alleged violations upon which Petroecuador's notification is based, these alleged infractions are technical in nature and Occidental believes they do not rise to the level of termination, either individually or in the aggregate. There is an adequate regulatory structure in place to investigate and sanction infractions of the nature complained of in the notice. As to all such issues, OEPC has either accepted the infraction and paid the related fine or is contesting the matter through appropriate channels. With respect to allegations that OEPC has failed to make required investments, over the past five years, and without having received any objection from the Government regarding the AEC transaction, Occidental has invested approximately $690 million in the exploration, development and production activities of Block 15 during this period. Consistent with the foregoing, OEPC has fully satisfied its investment commitments to date in accordance with the Participation Contract.

OCCIDENTAL'S ECUADORIAN OPERATIONS. Occidental's Ecuadorian operations represent approximately 8 percent of the company's current worldwide production, approximately 4 percent of its proved reserves and approximately 2 percent of the company's total property, plant and equipment, net of accumulated depreciation, depletion and amortization.

ONGOING DISCUSSIONS. Occidental has communicated its position to the Ecuadorian Government, is cooperating with the appropriate Ecuadorian authorities in the current proceedings and will continue to strive for an amicable resolution which will be in the best interest of all parties. However, Occidental intends to vigorously defend itself, avail itself of its rights in all forums that are contemplated in the Participation Contract and international treaties and will resort to international arbitration in defense of its assets.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)




DATE:  September 17, 2004     S. P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)


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